Biospherics Incorporated Exhibit 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Biospherics Incorporated on Form S-8 (File No. 333-66053) and on Form S-3 (File No. 333-44973), of our report dated March 24, 1999, on our audits of the financial statements of Biospherics Incorporated as of December 31, 1998, and for each of the two years ended December 31, 1998 and 1997, which report is included in this Annual Report on Form 10-KSB.


/s/ PricewaterhouseCoopers L.L.P.
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Baltimore, Maryland
March 29, 1999